As filed with the Securities and Exchange Commission on March 8, 2017

Registration No. 333-198560

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-198560

Memorial Production Partners LP

Memorial Production Finance Corporation

(and the guarantors identified in the Table of the Subsidiary Guarantor Registrants below)

(Exact name of registrant as specified in its charter)

Delaware Delaware	90-0726667 46-2003356
(State of or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

500 Dallas Street, Suite 1600

Houston, Texas 77002

(713) 490-8900

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Jason M. Childress

Vice President, General Counsel and Corporate Secretary

500 Dallas Street, Suite 1600

Houston, Texas 77002

(713) 490-8900

(Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Table of Subsidiary Guarantor Registrants

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No
Columbus Energy, LLC	Delaware	90-0726667
Memorial Energy Services LLC	Delaware	90-0726667
Memorial Midstream LLC	Texas	90-0726667
Memorial Production Operating LLC	Delaware	90-0726667
Rise Energy Beta, LLC	Delaware	90-0726667
Rise Energy Minerals, LLC	Delaware	90-0726667
Rise Energy Operating, LLC	Delaware	90-0726667
WHT Carthage LLC	Delaware	90-0726667
WHT Energy Partners LLC	Delaware	90-0726667

*	The address for each registrant’s principal executive office is 500 Dallas Street, Suite 1600, Houston, Texas, 77002, and the telephone number for each registrant’s principal executive office is (713) 490-8900.

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) filed by Memorial Production Partners LP (the “Partnership”), Memorial Production Finance Corporation and the guarantors identified in the Table of Subsidiary Guarantor Registrants above (collectively, the “Registrants”), deregisters all securities related to the following Registration Statement on Form S-3 (the “Registration Statement”) filed by the Registrants with the U.S. Securities and Exchange Commission (the “Commission”):

•	Registration Statement on Form S-3 (No. 333-198560), pertaining to the registration of an unspecified amount of common units, preferred units, debt securities and guarantees of debt securities, filed with the Commission on September 3, 2014 and amended by Post-Effective Amendment No. 1, filed on October 24, 2014.

As previously disclosed, on January 16, 2017, the Partnership, and certain of its subsidiaries, filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”).

In anticipation of the approval and effectiveness pursuant to an order of the Bankruptcy Court of the Partnership’s chapter 11 plan of reorganization (the “Plan”), the offering pursuant to the Registration Statement has been terminated. In accordance with the undertaking made by the Partnership in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Partnership hereby removes from registration all of such securities registered under the Registration Statement but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2017.

MEMORIAL PRODUCTION PARTNERS LP By: Memorial Production Partners GP LLC, its general partner

By:	/s/ William J. Scarff
William J. Scarff
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statements been signed by the following persons in the capacities indicated below on March 8, 2017.

Signature	Title**

/s/ William J. Scarff William J. Scarff	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert L. Stillwell, Jr. Robert L. Stillwell, Jr.	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Matthew Hoss Matthew Hoss	Vice President, Accounting (Principal Accounting Officer)

/s/ Jonathan M. Clarkson Jonathan M. Clarkson	Non-Executive Chairman of the Board of Directors

/s/ P. Michael Highum P. Michael Highum	Director

/s/ John A. Weinzierl John A. Weinzierl	Director

/s/ W. Donald Brunson W. Donald Brunson	Director

**	With Memorial Production Partners GP LLC, the general partner of Memorial Production Partners LP

SIGNATURES

Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2017.

MEMORIAL PRODUCTION FINANCE CORPORATION

By:	/s/ William J. Scarff
William J. Scarff
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement been signed by the following persons in the capacities indicated below on March 8, 2017.

Signature	Title

/s/ William J. Scarff William J. Scarff	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert L. Stillwell, Jr. Robert L. Stillwell, Jr.	Vice President and Chief Financial Officer and Director (Principal Financial Officer)

/s/ Matthew Hoss Matthew Hoss	Vice President, Accounting and Director (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2017.

MEMORIAL PRODUCTION OPERATING LLC By: Memorial Production Partners LP, its sole member By: Memorial Production Partners GP LLC, its general partner

By:	/s/ William J. Scarff
William J. Scarff
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement been signed by the following persons in the capacities indicated below on March 8, 2017.

Signature	Title**

/s/ William J. Scarff William J. Scarff	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert L. Stillwell, Jr. Robert L. Stillwell, Jr.	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Matthew Hoss Matthew Hoss	Vice President, Accounting (Principal Accounting Officer)

/s/ Jonathan M. Clarkson Jonathan M. Clarkson	Non-Executive Chairman of the Board of Directors

/s/ P. Michael Highum P. Michael Highum	Director

/s/ John A. Weinzierl John A. Weinzierl	Director

/s/ W. Donald Brunson W. Donald Brunson	Director

**	With Memorial Production Partners GP LLC, the general partner of Memorial Production Partners LP, the sole member of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2017.

COLUMBUS ENERGY, LLC

RISE ENERGY OPERATING, LLC

WHT ENERGY PARTNERS LLC

MEMORIAL ENERGY SERVICES LLC

MEMORIAL MIDSTREAM LLC

By: Memorial Production Operating LLC, its sole member

By: Memorial Production Partners LP, its sole member

By: Memorial Production Partners GP LLC, its general partner

By:	/s/ William J. Scarff
William J. Scarff
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement been signed by the following persons in the capacities indicated below on March 8, 2017.

Signature	Title**

/s/ William J. Scarff William J. Scarff	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert L. Stillwell, Jr. Robert L. Stillwell, Jr.	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Matthew Hoss Matthew Hoss	Vice President, Accounting (Principal Accounting Officer)

/s/ Jonathan M. Clarkson Jonathan M. Clarkson	Non-Executive Chairman of the Board of Directors

/s/ P. Michael Highum P. Michael Highum	Director

/s/ John A. Weinzierl John A. Weinzierl	Director

/s/ W. Donald Brunson W. Donald Brunson	Director

**	With Memorial Production Partners GP LLC, the general partner of Memorial Production Partners LP, the sole member of Memorial Production Operating LLC, the sole member of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2017.

RISE ENERGY MINERALS, LLC

RISE ENERGY BETA, LLC

By: Rise Energy Operating, LLC its sole member

By: Memorial Production Operating LLC, its sole member

By: Memorial Production Partners LP, its sole member

By: Memorial Production Partners GP LLC, its general partner

By:	/s/ William J. Scarff
William J. Scarff
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement been signed by the following persons in the capacities indicated below on March 8, 2017.

Signature	Title**

/s/ William J. Scarff William J. Scarff	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert L. Stillwell, Jr. Robert L. Stillwell, Jr.	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Matthew Hoss Matthew Hoss	Vice President, Accounting (Principal Accounting Officer)

/s/ Jonathan M. Clarkson Jonathan M. Clarkson	Non-Executive Chairman of the Board of Directors

/s/ P. Michael Highum P. Michael Highum	Director

/s/ John A. Weinzierl John A. Weinzierl	Director

/s/ W. Donald Brunson W. Donald Brunson	Director

**	With Memorial Production Partners GP LLC, the general partner of Memorial Production Partners LP, the sole member of Memorial Production Operating LLC, the sole member of Rise Energy Operating, LLC, the sole member of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2017.

WHT CARTHAGE LLC

By: WHT Energy Partners LLC, its sole member

By: Memorial Production Operating LLC, its sole member

By: Memorial Production Partners LP, its sole member

By: Memorial Production Partners GP LLC, its general partner

By:	/s/ William J. Scarff
William J. Scarff
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement been signed by the following persons in the capacities indicated below on March 8, 2017.

Signature	Title**

/s/ William J. Scarff William J. Scarff	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert L. Stillwell, Jr. Robert L. Stillwell, Jr.	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Matthew Hoss Matthew Hoss	Vice President, Accounting (Principal Accounting Officer)

/s/ Jonathan M. Clarkson Jonathan M. Clarkson	Non-Executive Chairman of the Board of Directors

/s/ P. Michael Highum P. Michael Highum	Director

/s/ John A. Weinzierl John A. Weinzierl	Director

/s/ W. Donald Brunson W. Donald Brunson	Director

**	With Memorial Production Partners GP LLC, the general partner of Memorial Production Partners LP, the sole member of Memorial Production Operating LLC, the sole member of WHT Energy Partners, LLC, the sole member of the Registrant